                                                                   EXHIBIT 10.40


                           JONAH GAS GATHERING COMPANY

                            AGREEMENT OF PARTNERSHIP

                              DATED: JUNE 20, 1996

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS


1.01     Act.................................................................1
1.02     Additional Partner..................................................1
1.03     Admission Agreement.................................................1
1.04     Affiliate...........................................................1
1.05     Agreement and Partnership Agreement.................................2
1.06     Assignee............................................................2
1.07     Bankrupt Partner....................................................2
1.08     Book Adjustments....................................................2
1.09     Book Value..........................................................2
1.10     Business Day........................................................2
1.11     Capital Account.....................................................2
1.12     Capital Contribution................................................2
1.13     Code................................................................3
1.14     Commitment..........................................................3
1.15     Contributing Partners...............................................3
1.16     Default Interest Rate...............................................3
1.17     Delinquent Partner..................................................3
1.18     Disposition.........................................................3
1.19     Dissociation........................................................3
1.20     Dissociated Partner.................................................3
1.21     Distribution........................................................3
1.22     Effective Date......................................................4
1.23     Entity..............................................................4
1.24     Expansion...........................................................4
1.25     Fiscal Year.........................................................4
1.26     GAAP................................................................4
1.27     Initial Contribution................................................4
1.28     Initial Partners....................................................4
1.29     Jonah Field Gathering System........................................4
1.30     Liquidating Distribution............................................4
1.31     Majority of the Partners............................................4
1.32     Majority of the Remaining Partners..................................5
1.33     Management Committee................................................5
1.34     Management Right....................................................5
1.35     Managing Partner....................................................5
1.36     Money...............................................................5
1.37     Net Losses and Net Profits..........................................5
1.38     Nonrecourse Liabilities.............................................5
1.39     Notice..............................................................6
1.40     Operating Agreement.................................................6
1.41     Operator............................................................6
1.42     Partner.............................................................6

1.43     Partner Minimum Gain................................................6
1.44     Partner Nonrecourse Liability.......................................6
1.45     Partnership.........................................................6
1.46     Partnership Interest................................................6
1.47     Partnership Minimum Gain............................................6
1.48     Partnership Nonrecourse Liability...................................7
1.49     Partnership Property................................................7
1.50     Person..............................................................7
1.51     Proceeding..........................................................7
1.52     Property............................................................7
1.53     Regulations.........................................................7
1.54     Related Person......................................................7
1.55     Remaining Partners..................................................7
1.56     Reserves............................................................8
1.57     Revaluation.........................................................8
1.58     Revaluation Date....................................................8
1.59     Revaluation Event...................................................8
1.60     Sharing Ratio.......................................................8
1.61     Substitute Partner..................................................8
1.62     Taxable Year........................................................8
1.63     Taxing Jurisdiction.................................................8

                                   ARTICLE II
                            FORMATION OF PARTNERSHIP

2.01     Formation...........................................................8
2.02     Filings.............................................................9
2.03     Name................................................................9
2.04     Principal Place of Business.........................................9
2.05     Term................................................................9
2.06     Bank Accounts.......................................................9

                                   ARTICLE III
                             BUSINESS OF PARTNERSHIP


                                   ARTICLE IV
                             ACCOUNTING AND RECORDS

4.01     Records to be Maintained...........................................10
4.02     Reports to Partners................................................11

                                    ARTICLE V
               MANAGING PARTNER AND RIGHTS AND DUTIES OF PARTNERS

5.01     Management Rights..................................................11
5.02     Managing Partner...................................................12
5.03     Authority of Managing Partner to Bind the Partnership..............12
5.04     Compensation of Managing Partner...................................12
5.05     Managing Partner's Standard of Care................................12
5.06     Indemnification....................................................13

5.07     Representations and Warranties.....................................13
5.08     Notice of Claims...................................................13

                                   ARTICLE VI
                              MANAGEMENT COMMITTEE

6.01     Establishment of Committee.........................................13
6.02     Powers and Duties of Management Committee..........................14
6.03     Authority to Vote..................................................14
6.04     Notice of Meeting..................................................14
6.05     Contents of Meeting Notice.........................................14
6.06     Location of Meetings...............................................15
6.07     Managing Partner's Duties for Meetings.............................15
6.08     Voting Procedure...................................................15
6.09     Record of Votes....................................................15
6.10     Minutes............................................................15
6.11     Voting by Notice...................................................15
6.12     Effect of Vote.....................................................16

                                   ARTICLE VII
                              CONFLICTS OF INTEREST

7.01     Partnership Opportunities..........................................16
7.02     Self Dealing.......................................................16

                                  ARTICLE VIII
                              CAPITAL CONTRIBUTIONS

8.01     Initial Contributions..............................................17
8.02     Additional Contributions...........................................17
8.03     Enforcement of Commitments.........................................17
8.04     Maintenance of Capital Accounts....................................18
8.05     Distribution of Assets.............................................18
8.06     Sale or Exchange of Interest.......................................18
8.07     Revaluation of Partnership Property................................19
8.08     Compliance with Section 704(b) of the Code.........................19
8.09     Non-Consent Operations.............................................19

                                   ARTICLE IX
                          ALLOCATION AND DISTRIBUTIONS

9.01     Allocations of Net Profits and Net Losses from Operations..........20
9.02     Partnership Minimum Gain Chargeback................................21
9.03     Partner Minimum Gain Chargeback....................................21
9.04     Qualified Income Offset............................................21
9.05     Interim Distributions..............................................22
9.06     Distributions......................................................22

                                    ARTICLE X
                                      TAXES

10.01    Tax Returns........................................................22

10.02    Tax Matters Partner................................................22
10.03    Information Request by TMP.........................................23
10.04    TMP Agreements with IRS............................................23
10.05    Inconsistent Treatment of Partnership Item.........................23
10.06    Requests for Administrative Adjustment.............................23
10.07    Judicial Proceedings...............................................24
10.08    Elections..........................................................24
10.09    Taxes of Taxing Jurisdictions......................................24

                                   ARTICLE XI
                      DISPOSITION OF PARTNERSHIP INTERESTS

11.01    Disposition........................................................25
11.02    Right of First Refusal.............................................25
11.03    Dispositions Not in Compliance With This Article Void..............26

                                   ARTICLE XII
                            DISSOCIATION OF A PARTNER

12.01    Dissociation.......................................................27
12.02    Purchase of Dissociated Partner's Partnership Interest.............27
12.03    Purchase Price of Dissociated Partner's Partnership Interest.......27
12.04    Damages. 28

                                  ARTICLE XIII
                 ADMISSION OF ASSIGNEES AND ADDITIONAL PARTNERS

13.01    Rights of Assignees................................................28
13.02    Admission of Substitute Partners...................................28
13.03    Admission of Additional Partners...................................28

                                   ARTICLE XIV
                           DISSOLUTION AND WINDING UP

14.01    Dissolution........................................................29
14.02    Effect of Dissolution..............................................29
14.03    Distribution of Assets on Dissolution..............................29

                                   ARTICLE XV
                                    AMENDMENT


                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

16.01    Entire Agreement...................................................30
16.02    Rights of Creditors and Third Parties Under Partnership Agreement..30
16.03    Notices. 30
16.04    Application of Wyoming Law.........................................30
16.05    Entire Agreement...................................................31
16.06    Waiver of Action for Partition.....................................31
16.07    Counterparts.......................................................31

         THIS AGREEMENT OF PARTNERSHIP is executed this 20th day of June, 1996, by and between Green River Pipeline Limited Liability Company ("Green River"), a Wyoming limited liability company with a business address of 350 Big Horn Road, Casper, Wyoming 82601, and Jonah Pipeline Company ("Jonah"), a Michigan corporation, with a business address of 150 West Jefferson Avenue, Suite 1900, Detroit, Michigan 48226.

                              W I T N E S S E T H:

         WHEREAS, Green River and Jonah are the owners of the Jonah Field Gas Gathering System which is comprised of the real and personal property described on Exhibit "A-1" attached hereto, said property being hereinafter referred to as the "Jonah Field Gathering System"; and

         WHEREAS, the parties desire to form a general partnership (the "Partnership") under the Wyoming Uniform Partnership Act, Wyoming Statutes Annotated, Sections 17-21-101, et seq. as the same may be amended from time to time (the "Act") for the purposes of owning and operating the Jonah Field Gathering System and for such other purposes hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements and obligations of the parties set forth herein and for other good and valuable consideration, the receipt, sufficiency, adequacy and fairness of which being hereby acknowledged, the parties hereby agree as follows.

                                   ARTICLE I
                                   DEFINITIONS

         The following terms used in the Agreement shall (unless otherwise expressly provided herein) have the following meanings:

         1.01 ACT.

         "Act" means the Wyoming Uniform Partnership Act, Wyo. Stats. Ann. Sections 17-21-101, et seq., as amended from time to time. Reference to any section of the Act shall be deemed to refer to a similar provision in any amendment to the Act.

         1.02 ADDITIONAL PARTNER.

         A Partner other than an Initial Partner or a Substitute Partner who has acquired a Partnership Interest from the Partnership.

         1.03 ADMISSION AGREEMENT.

         The Agreement governing the admission of an Additional Partner into the Partnership.

         1.04 AFFILIATE.

         The term "Affiliate" shall mean when used with reference to a specified Person any Person which controls the specified Person, which is controlled by the specified Person, or which is under common control with the specified Person. Control means the power to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights of an Entity.

         1.05 AGREEMENT AND PARTNERSHIP AGREEMENT.

         "Agreement and "Partnership Agreement" means this Agreement of Partnership, as originally executed and as amended or restated from time to time, as the context requires.

         1.06 ASSIGNEE.

         "Assignee" means a person who has acquired from a Partner, in accordance with the terms of this Agreement, a beneficial interest in the Partnership's Profits, Losses, Credits, or Distributions, but who is not a Substitute Partner.

         1.07 BANKRUPT PARTNER.

         A Partner who: (1) has become the subject of an Order for Relief under the United States Bankruptcy Code, (2) has initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution, or similar relief.

         1.08 BOOK ADJUSTMENTS.

         Adjustments with respect to the Book Value of Partnership Property for depreciation, depletion, amortization, and gain or loss, as computed in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations.

         1.09 BOOK VALUE.

         With respect to Property contributed to the Partnership, the fair market value of the Property at the time of Contribution as adjusted by Book Adjustments; with respect to Partnership Property which has been Revalued, the fair market value of such Partnership Property as adjusted by Book Adjustments.

         1.10 BUSINESS DAY.

         Any day other than Saturday, Sunday or any legal holiday observed in the States of Wyoming or Michigan.

         1.11 CAPITAL ACCOUNT.

         The account maintained for a Partner or Assignee determined in accordance with Article VIII.

         1.12 CAPITAL CONTRIBUTION.

         "Capital Contribution" means the total amount of contributions by all the Partners, of any class of Partners or any one Partner, as the case may be (or the predecessor holders of the interests of such Partner or Partners), to the capital of the Partnership in cash, property or services for an interest in the Partnership, valued at fair market value without deduction of selling, organization or other expenses; and shall include all such contributions to the capital of the Partnership whenever made.

         1.13 CODE.

         "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding laws.

         1.14 COMMITMENT.

         The obligation of a Partner or Assignee to make a Capital Contribution in the future.

         1.15 CONTRIBUTING PARTNERS.

         Partners making Capital Contributions as a result of the failure of a Delinquent Partner to perform a Commitment as described in Article VIII.

         1.16 DEFAULT INTEREST RATE.

         A floating rate equal to the prime rate quoted by Norwest Bank Colorado, N.A., plus three percent (3%).

         1.17 DELINQUENT PARTNER.

         A Partner or Assignee who has failed to meet the Commitment of that Partner or Assignee.

         1.18 DISPOSITION.

         Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

         1.19 DISSOCIATION.

         Any action which causes a Person to cease to be Partner as described in
Article XII hereof.

         1.20 DISSOCIATED PARTNER.

         A Person who has ceased to be Partner as a result of Dissociation in
Article XII hereof.

         1.21 DISTRIBUTION.

         "Distribution" means any cash or property which the Partnership distributes to a Partner in its capacity as a Partner.

         1.22 EFFECTIVE DATE.

         "Effective Date" means June 20, 1996 at 12:01 A.M., Rocky Mountain
Time.

         1.23 ENTITY.

         "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative, association, limited liability company, limited liability partnership or any other organization recognized by the law of Wyoming.

         1.24 EXPANSION.

         "Expansion" shall mean any extension of the Jonah Field Gathering System to include acquisition or construction of additional gathering or delivery points and any increase in the capacity of said System to deliver natural gas through compression, the use of more or larger pipelines or otherwise.

         1.25 FISCAL YEAR.

         "Fiscal Year" means the Partnership's fiscal year, which shall end on December 31.

         1.26 GAAP.

         "GAAP" shall mean generally accepted accounting principles as prescribed from time to time by the Financial Accounting Standards Board.

         1.27 INITIAL CONTRIBUTION.

         The Contribution agreed to be made by the Initial Partners as described in Article VIII.

         1.28 INITIAL PARTNERS.

         Those persons identified on Exhibit "A" attached hereto and made a part hereof by this reference who have executed this Partnership Agreement.

         1.29 JONAH FIELD GATHERING SYSTEM.

         "Jonah Field Gathering System" means that real and personal property described on Exhibit "A-1" attached hereto.

         1.30 LIQUIDATING DISTRIBUTION.

         A Distribution made as consideration for a Partnership Interest.

         1.31 MAJORITY OF THE PARTNERS.

         One or more Partners having Sharing Ratios in excess of one-half of the Sharing Ratios of all the Partners entitled to vote on, consent to, or approve a particular matter. Assignees shall not be considered Partners entitled to vote for the purpose of determining a majority. In the case of a Partner who has disposed of that Partner's entire Partnership Interest to an Assignee, but has not ceased to be a Partner as provided below, the Sharing Ratio of such Assignee shall be considered in determining a Majority of the Partners and such Partner's vote or consent shall be determined by such Sharing Ratio.

         1.32 MAJORITY OF THE REMAINING PARTNERS.

         Remaining Partners having Sharing Ratios equal to more than one-half of the Sharing Ratios of all the Remaining Partners entitled to vote on, consent to, or approve a particular matter. Assignees shall not be considered Partners entitled to vote for the purpose of determining a Majority of Remaining Partners. In the case of a Remaining Partner who has disposed of that Partner's entire Partnership Interest to an Assignee, but has not ceased to be a Partner as provided below, the Sharing Ratio of such Assignee shall be considered in determining a Majority of the Remaining Partners and such Remaining Partner's vote or consent shall be determined by such Sharing Ratio.

         1.33 MANAGEMENT COMMITTEE. The committee composed of the representatives of the Partners and established pursuant to Article VI for the purpose of managing the Partnership.

         1.34 MANAGEMENT RIGHT.

         The right of a Partner to participate in the management of the Partnership, including the rights to information and to consent or approve actions of the Partnership.

         1.35 MANAGING PARTNER.

         "Managing Partner" shall be that Partner designated by the Management Committee to manage the Partnership's business.

         1.36 MONEY.

         Cash or other legal tender of the United States, or any obligation that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

         1.37 NET LOSSES AND NET PROFITS.

         The losses, deductions, income and gains of the Partnership shall be determined in accordance with Section 703(a) of the Code.

         1.38 NONRECOURSE LIABILITIES.

         Nonrecourse liabilities include Partnership Nonrecourse Liabilities and Partner Nonrecourse Liabilities.

         1.39 NOTICE.

         Notice shall be in writing and given as provided in Article XVI below.

         1.40 OPERATING AGREEMENT.

         "Operating Agreement" shall mean that agreement between McMurry Oil Company and the Partnership providing for the day-to-day operation of the Jonah Field Gathering System, and any successor agreement.

         1.41 OPERATOR.

         "Operator" shall be the Person designated to operate the Jonah Field Gathering System pursuant to the terms of the Operating Agreement.

         1.42 PARTNER.

         An Initial Partner, Substituted Partner or Additional Partner, including, unless the context expressly indicates to the contrary, the Managing Partner and, for purposes of Articles VIII and IX only, an Assignee.

         1.43 PARTNER MINIMUM GAIN.

         An amount determined pursuant to Regulation 1.704-2(g). Partner Minimum Gain and increases and decreases in Partner Minimum Gain are intended to be computed in accordance with Section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

         1.44 PARTNER NONRECOURSE LIABILITY.

         "Partner Nonrecourse Liability" shall be as defined in Regulation 1.704-2(b)(4).

         1.45 PARTNERSHIP.

         "Partnership" means the Partnership created by this Agreement.

         1.46 PARTNERSHIP INTEREST.

         The rights of a Partner or, in the case of an Assignee, the rights of the assigning Partner in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Partnership.

         1.47 PARTNERSHIP MINIMUM GAIN.

         An amount determined pursuant to Regulation 1.704-2(d).

         1.48 PARTNERSHIP NONRECOURSE LIABILITY.

         A Partnership Liability to the extent that no Partner or Related Person bears the economic risk of loss (as defined in Section 1.752-2 of the Regulations) with respect to the liability.

         1.49 PARTNERSHIP PROPERTY.

         Any Property owned by the Partnership.

         1.50 PERSON.

         "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         1.51 PROCEEDING.

         Any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Partnership, a Partner or other Person subject to the jurisdiction of such court, arbitrator, or governmental agency.

         1.52 PROPERTY.

         Any property real or personal, tangible or intangible (including goodwill), including Money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

         1.53 REGULATIONS.

         Except where the context indicates otherwise, the permanent and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

         1.54 RELATED PERSON.

         A person having a relationship to a Partner that is described in
Section 1.752-4(b) of the Regulations.

         1.55 REMAINING PARTNERS.

         In the event of the Dissociation of a Partner, all of the Partners at the time of such Dissociation other than the Partner who has dissociated. In the event of a Partner who has any potential conflict of interest or transaction between a Partner and the Partnership, the Partners not having the potential conflict of interest or participating in the transaction. In the event of the transfer of a Partnership Interest, all of the Partners other than the transferring Partner.

         1.56 RESERVES.

         "Reserves" means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts reasonably deemed sufficient by the Managing Partner for working capital or to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Partnership business.

         1.57 REVALUATION.

         The adjustment to the Book Value of Partnership Property as provided in
Section 8.07 of this Partnership Agreement.

         1.58 REVALUATION DATE.

         The date on which a Revaluation Event occurs.

         1.59 REVALUATION EVENT.

         (1) a Contribution (other than a de minimis amount, (2) a Liquidating Distribution (other than a de minimis amount), or (3) a Liquidation of the Partnership.

         1.60 SHARING RATIO.

         With respect to any Partner, a fraction (expressed as a percentage), the numerator of which is the total of the Partner's Capital Account and the denominator is the total of all Capital Accounts of all Partners and Assignees.

         1.61 SUBSTITUTE PARTNER.

         An Assignee who has been admitted to all of the rights of a Partner pursuant to this Partnership Agreement.

         1.62 TAXABLE YEAR.

         The taxable year of the Partnership as determined pursuant to Section 706 of the Code.

         1.63 TAXING JURISDICTION.

         Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Partner's share of the income or gain attributable to the Partnership.

                                   ARTICLE II
                            FORMATION OF PARTNERSHIP

         2.01 FORMATION.

         The parties hereby form and create a general partnership under and pursuant to the Act.

         2.02 FILINGS.

         The Partners shall promptly sign a Statement of Partnership Authority pursuant to Section 303 of the Act and shall cause the Statement to be filed with the Wyoming Secretary of State and a certified copy of said filing to be recorded in the records of Sublette County, Wyoming, pursuant to Wyoming Statutes Annotated, Section 17-21-105.

         2.03 NAME.

         The name of the Partnership is Jonah Gas Gathering Company, with such changes or variations as the Managing Partner may consider necessary or advisable to comply with the requirements of law or regulatory bodies in any jurisdiction in which the Partnership may do business.

         2.04 PRINCIPAL PLACE OF BUSINESS.

         The principal place of business of the Partnership shall be at 350 Big Horn Road, Casper, Wyoming 82601, or at any other location as may hereafter be determined by the Managing Partner. The Managing Partner shall promptly notify each of the Partners of any change in the principal place of business of the Partnership. The Partnership's agent for service of process shall be John W. Martin at the foregoing address.

         2.05 TERM.

         The term of the Partnership shall be from the Effective Date and shall continue in full force and effect until December 31, 2026, unless (i) the Partners unanimously agree to extend the term of the Partnership for a longer duration, or (ii) the Partnership is earlier dissolved in accordance with the provisions of this Agreement.

         2.06 BANK ACCOUNTS.

         All funds received by the Partnership which are not distributed to the Partners shall be deposited in one or more accounts to be established in the name of the Partnership by the Managing Partner. All disbursements of Partnership funds shall be from such accounts upon the signature of the Managing Partner or its authorized representative. Partnership funds shall not be commingled with the funds of any other person, and shall not be used except for the business of the Partnership.

                                  ARTICLE III
                             BUSINESS OF PARTNERSHIP

         The business of the Partnership shall be to acquire, hold, improve, develop, and operate the Jonah Field Gathering System and such other facilities as may be useful for the gathering, treating, processing, and transportation of natural gas and the various products derived therefrom from wells located in the Jonah Field Area (said area comprising: all of Townships 27 North through 30 North, Range 107 West; all of Townships 27 North through 29 North, Ranges 108 and 109 West; all of Township 30 North, Range 109 West; and all of Section 36 in Township 30 North, Range 108 West), Sublette County, Wyoming, to one or more delivery points owned by parties other than the Partnership. Said delivery points may include gas processing plants, pipelines or end user facilities and to do all things and exercise all powers authorized under the Act which may be necessary, convenient or incidental to such purpose, including, without limitation:

                  (a) entering into partnership or joint venture agreements, right-of-way easements, operating agreements providing for operation of the Jonah Field Gathering System or the various elements thereof, construction contracts, gas gathering and gas processing agreements, or other agreements;

                  (b) establishing an office and retaining employees and independent contractors;

                  (c) establishing bank accounts; and

                  (d) exercising such powers of eminent domain as may be accorded to the Partnership under applicable law.

                                   ARTICLE IV
                             ACCOUNTING AND RECORDS

         4.01 RECORDS TO BE MAINTAINED.

         The Managing Partner shall maintain the following Partnership records at its principal office, all of which will be open to inspection and copying by any Partner:

                  (a) a current list of the full name and last known business address of each Partner;

                  (b) copies of this Agreement including all amendments thereto;

                  (c) copies of the Partnership's federal and state income tax returns and reports, if any, until all audit periods have expired;

                  (d) financial statements of the Partnership for each accounting year of the Partnership which shall be prepared in accordance with GAAP; and

                  (e) writing or other data compilation from which information can be obtained through retrieval devices into reasonably usable form setting forth the following: The amount of cash and a description and statement of the agreed value of the other property or services contributed by each Partner and which each Partner has agreed to contribute.

The Managing Partner shall also maintain, or cause the Operator to maintain, all Partnership invoices, receipts, vouchers and other business records pertaining to any period which is subject to audit by any governmental authority. Said records shall be maintained at Managing Partner's or Operator's principal place of business and shall be made available for inspection and audit as provided in the Operating Agreement.

         4.02 REPORTS TO PARTNERS.

         The Managing Partner shall provide the Partners with the following Partnership reports at monthly and annual intervals: income statement, balance sheet, capital account statement and comparison of actual revenues and expenses with amounts budgeted. Said statements shall be prepared in accordance with GAAP. The Managing Partner shall also furnish to any Partner upon request such additional information as to the Partnership's activities as may be reasonably requested from time to time by any Partner.

                                   ARTICLE V
               MANAGING PARTNER AND RIGHTS AND DUTIES OF PARTNERS

         5.01 MANAGEMENT RIGHTS.

         All Partners who are not Dissociated Partners shall be entitled to vote through their respective representatives on the Management Committee on all matters affecting the Partnership which are not delegated to the Managing Partner hereunder. Except as otherwise provided in this Partnership Agreement, any action taken by the Management Committee shall require the consent or affirmative vote, either in writing or at a meeting of the Management Committee, of a Majority of the Partners. The following decisions shall require the vote of two (2) or more Partners having Sharing Ratios totaling not less than seventy-five percent (75%):

                  (a) The borrowing of funds by the Partnership;

                  (b) The pledging of Partnership Property for the repayment of any indebtedness other than purchase money liens for materials and equipment procured by the Partnership in the ordinary course of its business;

                  (c) Any capital expenditure by the Partnership exceeding $250,000.

                  (d) The execution or amendment of any contract pursuant to which the Partnership will reasonably be anticipated to expend or collect more than $100,000 during any period of twelve (12) consecutive months;

                  (e) To voluntarily dissolve the Partnership before the expiration of the Partnership's term;

                  (f) To admit an Additional Partner into the Partnership;

                  (g) To dispose of any Partnership Property having a value of more than $100,000;

                  (h) To continue the Partnership after the dissociation of a Partner from the Partnership;

                  (i) Amend or modify the Operating Agreement;

                  (j) To determine or modify compensation paid to any Partner or Affiliate thereof;

                  (k) Require additional Capital Contributions from the Partners and approve budgets submitted by Operator; and

                  (l) To remove and replace the Managing Partner which may be done with or without cause; provided, however, that the removal and replacement of the Managing Partner may be done upon the vote of a Majority of the Remaining Partners if such removal is for cause.

         The decisions of the Partners shall be binding on all of the Partners.

         5.02 MANAGING PARTNER.

         There shall be one (1) Managing Partner. Green River shall act as the initial Managing Partner. Any Partner acting as Managing Partner shall serve in such capacity until the earliest of:

                  (a) The Dissociation of such Partner;

                  (b) The Resignation of such Managing Partner; or

                  (c) Removal of such Managing Partner.

The function of the Managing Partner shall be to implement the decisions of the Management Committee, to act as the Partnership's chief executive officer and to keep the Partners informed as to all aspects of the Partnership's business.

         5.03 AUTHORITY OF MANAGING PARTNER TO BIND THE PARTNERSHIP.

         Only the Managing Partner and those agents of the Partnership authorized by the Managing Partner shall have the authority to bind the Partnership. No Partner who is not either the Managing Partner or otherwise authorized as an agent shall take any action to bind the Partnership, and each Partner shall indemnify the Partnership for any costs or damages incurred by the Partnership as a result of the unauthorized action of such Partner.

         5.04 COMPENSATION OF MANAGING PARTNER.

         The Managing Partner shall be reimbursed all reasonable out-of-pocket expenses incurred in managing the Partnership, but shall not be entitled to any compensation.

         5.05 MANAGING PARTNER'S STANDARD OF CARE.

         Managing Partner also has fiduciary duties as do all Partners. In discharging its duties, the Managing Partner shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports or statements by any of its other Partners, or agents, or by any other person, as to matters the Managing Partner reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Partnership or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

         5.06 INDEMNIFICATION.

         The Partnership shall indemnify Managing Partner and each of the other Partners, and their respective directors, officers, agents and employees, said parties being hereinafter referred to as "Indemnitees", for all costs, losses, liabilities, and damages paid or accrued by such parties in connection with the business of the Partnership except insofar as such items are the result of the Indemnitee's gross negligence, bad faith or ultra vires acts.

         5.07 REPRESENTATIONS AND WARRANTIES.

         Each Partner, and in the case of an Entity, the person(s) executing this Partnership Agreement on behalf of the Entity, hereby represents and warrants to the Partnership and each other Partner that: (a) if that Partner is an Entity, that it is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and agree to this Partnership Agreement to perform its obligations hereunder; (b) that the Partner is acquiring its interest in the Partnership for the Partner's own account as an investment and without an intent to distribute the interest; (c) the Partner acknowledges that the interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Partner without appropriate registration or the availability of an exemption from such requirements.

         5.08 NOTICE OF CLAIMS.

         Any Partner receiving notice of any claim against the Partnership or any Partnership Property shall give prompt written notice to Managing Partner and to each of the other Partners specifying the nature of the claim, the amount and all other relevant facts concerning the same.

                                   ARTICLE VI
                              MANAGEMENT COMMITTEE

         6.01 ESTABLISHMENT OF COMMITTEE.

         To provide for the overall management of the Partnership and the Project, there is established a Management Committee composed of representatives of each Partner. Each Partner, including, without limitation, the Managing Partner, shall appoint one (1) representative and one (1) alternate representative to serve on the Management Committee. Each Partner shall as soon as possible after the date of this Agreement give notice in writing to the other Partners of the name and address of its representative and alternate representative to serve on the Management Committee. Each Partner shall have the right to change its representative and alternate at any time by giving proper notice to such effect to the other Partners.

         6.02 POWERS AND DUTIES OF MANAGEMENT COMMITTEE.

         The Management Committee shall have the power and duty to exercise exclusive managerial authority on behalf of the Partnership to the extent that such authority is not delegated to, or performed by, Operator under the Operating Agreement.

         6.03 AUTHORITY TO VOTE.

         The representative of a Partner (including, without limitation, the Managing Partner), or in his absence his alternate representative, shall be authorized to represent and bind such Partner with respect to any matter which is within the powers of the Management Committee and is properly brought before the Management Committee. Each such representative shall have a vote equal to the Sharing Ratio of the Partner such person represents. Each alternate representative shall be entitled to attend all Management Committee meetings but shall have no vote at such meetings except in the absence of the representative for whom he is the alternate. In addition to the representative and alternate representative, each Partner may also bring to any Management Committee meetings such technical and other advisors as it may deem appropriate.

         6.04 NOTICE OF MEETING.

         (A) Managing Partner may call a meeting of the Management Committee by giving notice to each of the Partners at least fifteen (15) days in advance of such meeting.

         (B) Any Partner may request a meeting of the Management Committee by giving proper notice to all the other Partners. Upon receiving such request, Managing Partner shall call such meeting for a date not less than ten (10) Business Days nor more than thirty (30) Calendar Days after receipt of the request.

         (C) The notice periods as above may only be waived with the unanimous consent of all the Partners.

         6.05 CONTENTS OF MEETING NOTICE.

         (A) Each notice of a meeting of the Management Committee as provided by Managing Partner shall contain:

                  (1) The date, time and location of the meeting; and

                  (2) An agenda of the matters and proposals to be considered and/or voted upon.

         (B) A Partner, by notice to the other Partners given not less than five
(5) Business Days prior to a meeting, may add additional matters to the agenda for a meeting.

         (C) On the request of a Partner, and with the unanimous consent of all Partners, the Management Committee may consider at a meeting a proposal not contained in such meeting agenda.

         6.06 LOCATION OF MEETINGS.

         All meetings of the Management Committee shall be held at the Partnership's principal place of business in Casper, Wyoming, or elsewhere in the United States as may be decided by the Management Committee.

         6.07 MANAGING PARTNER'S DUTIES FOR MEETINGS.

         With respect to meetings of the Management Committee, Managing Partner's duties shall include, but not be limited to:

                  (1) Timely preparation and distribution of the agenda;

                  (2) Organization and conduct of the meeting; and

                  (3) Preparation of a written record or minutes of each meeting.

         6.08 VOTING PROCEDURE.

         Except as otherwise expressly provided in Section 5.01 of this Agreement, all decisions, approvals and other actions of the Management Committee on all proposals coming before it under this Agreement shall be decided by the affirmative vote of a Majority of the Partners, provided that a quorum of the Partners is represented at the meeting at which such vote is taken. A quorum of the Partners shall be one (1) or more Partners having in the aggregate Sharing Ratios totaling more than fifty percent (50%).

         6.09 RECORD OF VOTES.

         Managing Partner shall make a record of each proposal voted on and the results of such voting at each Management Committee meeting. Each representative shall sign and be provided a copy of such record at the end of such meeting and it shall be considered the final record of the decisions of the Management Committee.

         6.10 MINUTES.

         Managing Partner shall provide each Partner with a copy of the minutes of the Management Committee meeting within fifteen (15) days after the end of the meeting. Each Partner shall have fifteen (15) days after receipt of such minutes to give notice of its objections to the minutes to the secretary. A failure to give notice specifying objection to such minutes within said fifteen
(15) day period shall be deemed to be approval of such minutes.

         6.11 VOTING BY NOTICE.

         (A) In lieu of a meeting, Managing Partner may submit any proposal for a decision of the Management Committee by giving each representative proper notice describing the proposal so submitted. Each Party shall communicate its vote by proper notice to Managing Partner and to each of the other members of the Management Committee within ten (10) calendar days after receipt of Operator's notice.

         (B) Any member of the Management Committee may by notice delivered to Managing Partner and to all other members of the Management Committee within five (5) days of receipt of Operator's notice request that the proposal be decided at a meeting rather than by notice. In such an event, that proposal shall be decided at a meeting duly called for that purpose.

         (C) Any Partner failing to communicate its vote in a timely manner shall be deemed to have voted against such proposal.

         (D) If a meeting is not requested, then at the expiration of the appropriate time period, Managing Partner shall give each Member of the Management Committee a confirmation notice stating the tabulation and results of the vote.

         6.12 EFFECT OF VOTE.

         All decisions taken by the Management Committee pursuant to this Article shall be conclusive and binding on all the Partners.

                                  ARTICLE VII
                              CONFLICTS OF INTEREST

         7.01 PARTNERSHIP OPPORTUNITIES.

         It is expressly understood and agreed that any Partner shall have the right to acquire and operate natural gas processing and transmission facilities outside of the Jonah Field Area for its own individual account without the prior consent of the Partnership or any other Partner. Notwithstanding the foregoing, nothing herein shall authorize any Partner to compete with the Partnership or to diminish any Partner's duty of loyalty to the Partnership and the other Partners under the Act.

         7.02 SELF DEALING.

         A Partner does not violate a duty or obligation to the Partnership merely because the Partner's conduct furthers the Partner's own interest. A Partner may lend money to and transact other business with the Partnership so long as such dealings are fully disclosed in writing to all Partners in advance, are approved by a majority of the Remaining Partners and are on an arm's length basis. No transaction with the Partnership shall be voidable solely because a Partner has a direct or indirect interest in the transaction if either the transaction is fair to the Partnership or a majority of the Remaining Partners, knowing the material facts of the transaction and the Partner's interest, authorize, approve, or ratify the transaction. The Partners specifically ratify and approve of the Operating Agreement attached hereto as Exhibit "B" pursuant to which the Partnership will engage McMurry Oil Company to operate the Jonah Field Gathering System.

                                  ARTICLE VIII
                              CAPITAL CONTRIBUTIONS

         8.01 INITIAL CONTRIBUTIONS.

         Each Initial Partner shall make the Contribution described for that Partner on Exhibit "A" at the time and on the terms specified on Exhibit "A" and shall perform that Partner's Commitment. If no time for the Contribution is specified, the Contributions shall be made upon the execution of this Agreement. The value of the Contributions shall be as set forth on Exhibit "A". No interest shall accrue on any Contribution and no Partner shall have the right to withdraw or be repaid any Contribution except as provided in this Partnership Agreement. Each Additional Partner shall make the Contribution and shall perform the Commitment described in the Admission Agreement. The value of the Additional Partner's Contribution and the time for making such contribution shall be set forth in the Admission Agreement.

         8.02 ADDITIONAL CONTRIBUTIONS.

         In addition to the Initial Contributions and Commitments, the Management Committee may, upon the vote prescribed in Section 5.01 above, determine from time to time that additional contributions are needed to enable the Partnership to conduct its business, thereby increasing the Commitment of each Partner by an amount equal to such Partner's Sharing Ratio multiplied by the amount of such additional Capital Contribution. In the event of such a determination, the Managing Partner shall give Notice to all Partners in writing at least thirty (30) calendar days prior to the date on which such contribution is due. Such Notice shall set forth the amount of additional contribution needed, the purpose for which the contribution is needed, and the date by which the Partners should contribute. Each Partner shall thereupon be obligated to contribute a proportionate share of such additional contribution as provided in the Notice.

         8.03 ENFORCEMENT OF COMMITMENTS.

         In the event any Partner (a "Delinquent Partner") fails to perform the Delinquent Partner's Commitment, the Managing Partner shall give the Delinquent Partner a Notice of the failure to meet the Commitment. If the Delinquent Partner fails to perform the Commitment (including any costs associated with the Commitment and interest on such obligation at the Default Interest Rate) within ten (10) Business Days of the giving of Notice, the Remaining Partners may take such action, including but not limited to enforcing the Commitment in the court of appropriate jurisdiction in the state in which the Principal Office is located or the state of the Delinquent Partner's address as reflected in this Partnership Agreement. Each Partner expressly agrees to the jurisdiction of such court but only for the enforcement of Commitments. The Remaining Partners may elect to contribute the amount of the Delinquent Partner's Commitment which is in default, each such Partner contributing that portion of the amount in default which is equal to its Sharing Ratio divided by the sum of the Sharing Ratio of all Remaining Partners. Those Partners who make such a contribution ("the Contributing Partners") shall be entitled to treat the amounts contributed pursuant to this section as a loan from the Contributing Partners to the Delinquent Partner bearing interest at the Default Interest Rate and secured by the Delinquent Partner's interest in the Partnership. Until they are fully repaid, the Contributing Partners shall be entitled to all Distributions to which the Delinquent Partner would have been entitled. Notwithstanding the foregoing, no Commitment or other obligation to make an additional contribution may be enforced by a creditor of the Partnership or other person other than the Partnership and the Contributing Partners unless the Delinquent Partner expressly consents to such enforcement or to the assignment of the obligation to such creditor.

         8.04 MAINTENANCE OF CAPITAL ACCOUNTS.

         The Partnership shall establish and maintain a Capital Account for each Partner and Assignee. Each Partner's Capital Account shall be increased by: (1) the amount of any Money actually contributed by the Partner to the capital of the Partnership, (2) the fair market value of any Property (other than Money) contributed, as determined by the Partnership and the Contributing Partner at arm's length at the time of contribution (net of liabilities assumed by the Partnership or subject to which the Partnership takes such Property, within the meaning of Section 752 of the Code), and (3) the Partner's share of Net Profits and of any separately allocated items of income or gain except adjustments to income and gain as a result of a Revaluation or in connection with Property Contributed in the manner described in Section 1.704-1(b)(2)(iv)(g) to reflect the difference between the Book Value and the adjusted basis of Partnership Property, but excluding allocations of income and gain described in Section 1.704-1(b)(4)(i) of the Regulations under which such difference is reflected for tax purposes). Each Partner's Capital Account shall be decreased by (1) the amount of any money distributed to the Partner by the Partnership, (2) the fair market value of any Property distributed to the Partner, as determined by the Partnership and the Partner receiving the Distribution at arm's length at the time of Distribution (net of liabilities of the Partnership assumed by the Partner or subject to which the Partner takes such Property within the meaning of Section 752 of the Code), and (3) the Partner's share of Net Losses and of any separately allocated items of Net Loss (including adjustments for depreciation, depletion, amortization, and loss as a result of a Revaluation or in connection with Property contributed in the manner described in Section 1.704-1(b)(2)(iv)(g) to reflect the difference between the Book Value and the adjusted basis of Partnership Property, but excluding allocations of depreciation, depletion, amortization, and loss described in Section 1.704-1(b)(4)(i) of the Regulations under which such difference is reflected for tax purposes).

         8.05 DISTRIBUTION OF ASSETS.

         If the Partnership at any time distributes any Partnership Property (other than money) in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under Article below) of the Net Profits or Net Losses that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

         8.06 SALE OR EXCHANGE OF INTEREST.

         In the event of a sale or exchange of some or all of a Partnership Interest, the Capital Account of the Transferring Partner shall become the Capital Account of the Assignee, to the extent it relates to the portion of the Partnership Interest Transferred.

         8.07 REVALUATION OF PARTNERSHIP PROPERTY.

         The Capital Accounts of the Partners shall be increased or decreased to reflect a revaluation of Partnership Property (including intangible assets such as goodwill) on the Partnership's books in connection with a Revaluation Event. Upon such Revaluation: (1) the Book Value of Partnership Property shall be adjusted based on the fair market value of Partnership Property (taking Section 7701(g) of the Code into account) on the Revaluation Date; (2) the unrealized income, gain, loss, or deduction inherent in such Partnership Property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners as if there were a taxable disposition of such Partnership property for such fair market value on the Revaluation Date.

         8.08 COMPLIANCE WITH SECTION 704(b) OF THE CODE.

         The provisions of this Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article VIII to have substantial economic effect under the Regulations promulgated under Section 704(b) of the Code, in light of the Distributions made pursuant to Articles IX and XIV and the Contributions made pursuant to this Article VIII.

         8.09 NON-CONSENT OPERATIONS.

         Any Partner may propose an Expansion of the Jonah Field Gathering System by written notice (the "Expansion Proposal") to the Managing Partner specifying all pertinent information in reasonable detail, including, without limitation: the work to be done, the time for construction, the impact of the construction upon the existing operation of the Jonah Field Gathering System, the estimated cost of the Expansion and the economic benefits to be derived by the Partnership therefrom. Promptly upon receipt of such proposal, the Managing Partner shall call a meeting of the Management Committee to consider whether additional Capital Contributions shall be authorized for such purpose. If such Capital Contributions are authorized by the Management Committee, the Expansion Proposal shall be implemented and the approved Capital Contributions shall become part of each Partner's Commitment. In the event additional Capital Contributions or other funding measures to finance the Expansion Proposal are not approved by the Management Committee within thirty (30) days after the proposal has been first submitted to the Managing Partner, (the last day of such period or such earlier date on which the Expansion Proposal may be formally rejected by the Management Committee being hereinafter referred to as the "Rejection Date"), any Partner or Partners (the "Consenting Partners") may undertake or cause the Partnership to undertake the Expansion as follows:

         (a) Internal Expansions. To the extent that the proposed Expansion involves increasing the capacity of the Jonah Field Gathering System (the "System") to gather gas from those wells which are then connected to the System (an "Internal Expansion"), the Consenting Partners shall have the right for a period of thirty (30) days after the Rejection Date to deliver their unconditional and irrevocable agreement to contribute sufficient funds to the Partnership to enable the Partnership to complete the proposed Expansion. The Partnership shall upon receipt of such Commitment commence construction of the Expansion and complete the same in accordance with the original Expansion Proposal. Notwithstanding anything in this Agreement to the contrary, the Sharing Ratios of the Partners shall not be adjusted to reflect any Capital Contributions made pursuant to this paragraph 8.09(a); provided, however, that all revenues accruing to the Partnership after the Expansion has been placed in service shall be allocated and distributed among the Partners as if their Sharing Ratios were so adjusted until the Consenting Partners have in the aggregate been allocated and have received out of such revenues an amount (the "Internal Expansion Cost Recovery Amount") the present value of which, discounted from the date received to the date of the earliest unrecovered Capital Contribution made pursuant to this paragraph at an annual rate of fifteen percent (15%), is equal to one hundred and twenty-five percent (125%) of all costs incurred by the Partnership in connection with such Expansion. All Partnership revenues thereafter accruing to the Partnership shall be allocated and distributed among all Partners in accordance with their respective Sharing Ratios as the same may be determined without regard to the provisions of this Section 8.09. Notwithstanding anything in Article IX to the contrary, all items of Partnership income and expenses allocable to the Consenting Partners pursuant to this Section 8.09 shall also be allocated to them for federal and state income tax purposes in the manner provided in this section.

         (b) External Expansions. To the extent that a proposed Expansion involves an Expansion other than an Internal Expansion as described in paragraph 8.09(a) above (an "External Expansion"), the Consenting Partners shall have the option for a period of one hundred eighty (180) days after the Rejection Date to commence construction of the External Expansion at their own expense and for their account in such manner as they may agree; provided, however, that upon the successful completion thereof said facilities and all easements and other appurtenances held in connection therewith shall be conveyed by the Consenting Partners to all Partners in undivided shares in accordance with the respective Sharing Ratios, said conveyance to be made free and clear of all liens and encumbrances except for the right of the Consenting Partners to recover from all of the revenues attributable to such property an amount (the "External Expansion Cost Recovery Amount") the present value of which, discounted from the date received to the date of the earliest unrecovered cost hereunder at an annual rate of fifteen percent (15%), is equal to one hundred and twenty-five percent (125%) of all costs incurred by the Consenting Partners in connection with such Expansion. Each of the Partners shall upon receipt of such conveyance convey all of its right, title and interest in said property to the Partnership subject to the right of the Consenting Partners to receive the External Expansion Cost Recovery Amount as provided above. Notwithstanding anything herein to the contrary, the Partnership and those Partners other than the Consenting Partners shall have the right to elect not to receive a conveyance of the External Expansion property hereunder.

                                   ARTICLE IX
                          ALLOCATION AND DISTRIBUTIONS

         9.01 ALLOCATIONS OF NET PROFITS AND NET LOSSES FROM OPERATIONS.

         Except as may be required by Section 704(c) of the Code, and Section 8.09(a) and Sections 9.02, 9.03, and 9.04 of this Article IX, net profits, net losses, and other items of income, gain, loss, deduction and credit shall be apportioned among the Partners in proportion to their respective Sharing Ratios.

         9.02 PARTNERSHIP MINIMUM GAIN CHARGEBACK.

         If there is a net decrease in Partnership Minimum Gain for a Taxable Year, each Partner must be allocated items of income and gain for that Taxable Year equal to that Partner's share of the net decrease in Partnership Minimum Gain. A Partner's share of the net decrease in Partnership Minimum Gain is the amount of the total net decrease multiplied by the Partner's percentage share of the Partnership Minimum Gain at the end of the immediately preceding Taxable Year. A Partner's share of any decrease in Partnership Minimum Gain resulting from a Revaluation of Partnership Property equals the increase in the Partner's Capital Account attributable to the Revaluation to the extent the reduction in minimum gain is caused by the Revaluation. A Partner is not subject to the Partnership Minimum Gain Chargeback Requirement to the extent the Partner's share of the net decrease in Partnership Minimum Gain is caused by a guarantee, refinancing, or other change in the debt instrument causing it to become partially or wholly a Recourse Liability or a Partner Nonrecourse Liability, and the Partner bears the economic risk of loss (within the meaning of Section 1.752-2 of the Regulations) for the newly guaranteed, refinanced, or otherwise changed liability.

         9.03 PARTNER MINIMUM GAIN CHARGEBACK.

         If during a Taxable Year there is a net decrease in Partner Minimum Gain, any Partner with a share of that Partner Minimum Gain ("partner minimum gain" as determined under Section 1.704-2(i)(5) of the Regulations) as of the beginning of that Taxable Year must be allocated items of income and gain for that Taxable Year (and, if necessary, for succeeding Taxable Years) equal to that Partner's share of the net decrease in the Partnership's Minimum Gain. A Partner's share of the net decrease in Partner Minimum Gain is determined in a manner consistent with the provisions of Section 1.704-2(g)(2) of the Regulations. A Partner is not subject to this Partner Minimum Gain Chargeback, however, to the extent the net decrease in Partner Minimum Gain arises because the liability ceases to be Partner Nonrecourse Liability due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a Partnership Nonrecourse Liability. The amount that would otherwise be subject to the Partner Minimum Gain Chargeback is added to the Partner's share of Partnership Minimum Gain. In addition, rules consistent with those applicable to Partnership Minimum Gain shall be applied to determine the shares of Partner Minimum Gain and Partner Minimum Gain Chargeback to the extent provided under the Regulations issued pursuant to Section 704(b) of the Code.

         9.04 QUALIFIED INCOME OFFSET.

         Notwithstanding any provision of this Partnership Agreement to the contrary (other than Sections 9.02 and 9.03 above), in the event that a deficit in a Partner's Capital Account is created or increased (taking into account any allocations, adjustments, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6)) in excess of such Partner's share of Partnership Minimum Gain and Partner Minimum Gain, plus any amount that the Partner is obligated to restore to the Partnership, such Partner will be allocated items of income and gain (consisting of a pro rata portion of each item of partnership income and gain for such year) in an amount and manner sufficient to offset such Offsettable Decrease as quickly as possible.

         9.05 INTERIM DISTRIBUTIONS.

         From time to time, the Management Committee shall determine to what extent, if any, the Partnership's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, Reserves, and mandatory Distributions, if any. To the extent such excess exists, the Managing Partner shall cause Distributions to be made to the Partners in accordance with their Sharing Ratios. Such distributions shall be in cash or Property or partly in both, as determined by the Management Committee. All interim distributions which, when made, exceed the recipient Partner's basis in that Partner's Partnership Interest shall be considered advances or drawings against the Partner's distributive share of net income. To the extent it is determined at the end of the Taxable Year of the Partnership that the recipient Partner has not been allocated net income that equals or exceeds the total of such advances or drawings for such year, the recipient Partner shall be obligated to restore any such advances or drawings to the Partnership. Notwithstanding the foregoing sentence, the Partner will not be required to restore such advances or drawings to the extent that, on the last day of the Taxable Year, the recipient Partner's basis in the Partner's interest in the Partnership has increased from the time of such advance of drawing.

         9.06 DISTRIBUTIONS.

         The Management Committee shall have the authority to determine the extent to which cash is available for distribution to the Partners and Managing Partner shall cause the distribution all such cash to the Partners on at least a quarterly basis in accordance with their respective Sharing Ratios.

                                   ARTICLE X
                                      TAXES

         10.01 TAX RETURNS.

         The Tax Matters Partner ("TMP") shall cause the preparation and filing of all required federal and state partnership income tax returns. In preparing such returns, the TMP shall use its best efforts and in doing so shall incur no liability to any other Partners or Assignee with regard to such returns. Not less than sixty (60) days prior to the due date (including extensions), the TMP shall submit to each Partner a copy of the return as proposed for review. Each Partner agrees to furnish to the TMP not later than March 1 of each year such information relating to the operations conducted under this Agreement during the immediately preceding calendar year as may be required for the proper preparation of such returns and capital accounts. The Partners agree that the filing date for any return shall be extended at the request of any Partner.

         10.02 TAX MATTERS PARTNER.

         The Managing Partner shall be the initial tax matters partner ("TMP") as defined in Internal Revenue Code ("Code" or "I.R.C.") Section 6231(a)(7). In the event of any change in the TMP, the Partner serving as TMP for a given Taxable Year shall continue as TMP with respect to all matters concerning such year. The TMP for a given Taxable Year shall continue as TMP with respect to all matters concerning such year. The TMP and other Partners shall use their best efforts to comply with responsibilities outlined in this section and in Code Sections 6222 through 6233 and 6050K (including any Treasury Regulations promulgated thereunder) and in doing so shall incur no liability to any other Partner. Notwithstanding TMP's obligation to use its best efforts in the fulfillment of its responsibilities, TMP shall not be required to incur any expenses for the preparation for, or pursuance of administrative or judicial proceedings, unless all of the Partners agree on a method for sharing such expenses.

         10.03 INFORMATION REQUEST BY TMP.

         The Partners and any Assignee shall furnish TMP within two (2) weeks from the receipt of the request with such information (including information specified in Code Sections 6230(e) and 6050K) as TMP may reasonably request to permit it to provide the Internal Revenue Service with sufficient information for purposes of Code Sections 6230(e) and 6050K.

         10.04 TMP AGREEMENTS WITH IRS.

         The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of any other Partner or Assignee without first obtaining the written consent of that Partner or Assignee. The TMP shall not bind any other Partner or Assignee to a settlement agreement in tax audits without obtaining the written concurrence of any such Partner or Assignee. Any other Partner or Assignee who enters into a settlement agreement with the Secretary of the Treasury with respect to any Partnership items, as defined by Code Section 6231(a)(3), shall notify the other Partners and any Assignee of such settlement agreement and its terms within ninety (90) days from the date of settlement.

         10.05 INCONSISTENT TREATMENT OF PARTNERSHIP ITEM.

         If any Partner or Assignee intends to file a notice of inconsistent treatment under Code Section 6222(b), such party shall, prior to the filing of such notice, notify the TMP of such intent and the manner in which the Partner's or Assignee's intended treatment of a Partnership item is (or may be) inconsistent with the treatment of that item by the Partnership. Within one (1) week of receipt, the TMP shall remit copies of such notification to other Partners and Assignees. If any inconsistency notice is filed solely because of a Partner or Assignee not having received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

         10.06 REQUESTS FOR ADMINISTRATIVE ADJUSTMENT.

         No Partner nor any Assignee shall file a request pursuant to Code
Section 6227 for an administrative adjustment of Partnership items for any Partnership Taxable Year without first notifying all other Partners and Assignees. If all other Partners and Assignees agree with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the Partnership. If unanimous consent is not obtained within thirty
(30) days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Partner or Assignee, including the TMP, may file a request for administrative adjustment on its own behalf.

         10.07 JUDICIAL PROCEEDINGS.

         Any Partner or Assignee intending to file a petition under Code Section 6225 or Code Section 6228, or any other Code section with respect to any Partnership item, or other tax matters involving the Partnership, shall notify the other Partners and Assignees, prior to such filing, of such intention and the nature of the contemplated proceeding. In the case where the TMP is the Partner intending to file such petition, such notice shall be given within a reasonable time to allow the other Partners and Assignees to participate in the choosing of the forum in which such petition will be filed. If the Partners and Assignees do not agree on the appropriate forum, then the appropriate forum shall be decided by a vote of majority of the Partners. Each Partner shall have a vote in accordance with its Sharing Ratio as of the end of the year under audit. If a majority cannot agree, the TMP shall choose the forum. If any Partner or Assignee intends to seek review of any court decision rendered as a result of such a proceeding, such party shall notify the other Partners and Assignees prior to seeking such review.

         10.08 ELECTIONS.

         For both income and single business tax return and capital account purposes, the Partnership shall elect:

                  (a) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation purposes,

                  (b) to use the accrual method of accounting,

                  (c) to report income on a calendar year basis,

                  (d) to deduct currently all research and experimental expenditures,

                  (e) to amortize start-up expenditures and organizational costs over a 60-month period,

                  (f) the optional adjustment to the basis of Partnership Property under Code Section 754 in the event of a distribution of Partnership Property or a transfer of a Partnership Interest, and

                  (g) such other elections as may be approved by a Majority of the Partners based upon their Sharing Ratios as of the end of the Taxable Year for which the election is made.

         10.09 TAXES OF TAXING JURISDICTIONS.

         To the extent that the laws of any Taxing Jurisdiction requires, each Partner and Assignee (or such Partners as may be required by the Taxing Jurisdiction) will submit an agreement indicating that the Partner will make timely income tax payments to the Taxing Jurisdiction and that the Partner (or Assignee) accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Partner's (or Assignee's) income, and interest, and penalties assessed on such income. If the Partner (or Assignee) fails to provide such agreement, the Partnership may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Partner (or Assignee) shall be treated as a distribution for purposes of Article IX.

                                   ARTICLE XI
                      DISPOSITION OF PARTNERSHIP INTERESTS

         11.01 DISPOSITION.

         Any Partner or Assignee may dispose of all or a portion of the Partner's or Assignee's Partnership Interest upon compliance with this Section
11.01 and the requirements of Section 11.02, if applicable. No Partnership Interest shall be disposed of:

                  (a) if such disposition, alone or when combined with other transactions, would result in a termination of the Partnership within the meaning of Section 708 of the Code;

                  (b) without an opinion of counsel satisfactory to the Managing Partner that such assignment is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

                  (c) unless and until the Partnership receives from the Assignee such information and agreements that the Managing Partner may reasonably require, including but not limited to any taxpayer identification number and any agreement that may be required by any Taxing Jurisdiction.

Notwithstanding anything herein to the contrary, no transferee of a Partnership Interest shall be admitted into the Partnership as a Partner except as provided in Article XIII.

         11.02 RIGHT OF FIRST REFUSAL.

         (a) Notice of Proposed Sale and Offer to Remaining Partners. In the event any Partner or Assignee desires to sell all or any portion of its Partnership Interest, such party being hereinafter referred to as the "Selling Party", the Selling Party shall give the Managing Partner written notice specifying the extent of the Partnership Interest to be sold (the "Offered Interest") and all of the terms and conditions of the proposed sale. The Managing Partner shall promptly give written notice of the terms of such proposal to each of the Remaining Partners. Each of the Remaining Partners shall have twenty (20) days after receipt of such notice within which to elect, by delivering written notice of such election to Managing Partner, to purchase its proportionate share of the Offered Interest on the terms specified in the Selling Party's offer. In the event fewer than all of the Remaining Partners elect to do so, Managing Partner shall notify those Partners electing to participate in such purchase (the "Purchasing Partners") of the extent to which the Offered Interest remains available for purchase and each of said Partners shall have the right for a period of five (5) days after receipt of such notice within which to elect to purchase a proportionate share of such remaining interest by giving written notice of such election to Managing Partner. In the event the Purchasing Partners fail to elect to purchase all of the Offered Interest during said five-day period, Managing Partner shall reoffer that portion of the Offered Interest still available for purchase among those Purchasing Partners last electing to participate in the purchase of the Offered Interest for a period of five (5) days in the manner above provided.

         (b) Election to Purchase or Reject Offered Interest. In the event the Purchasing Partners elect to purchase all of the Offered Interest, Managing Partner shall give prompt written notice to the Selling Party and to each of the Purchasing Partners specifying that portion of Offered Interest to be purchased by each Purchasing partner and said Partners shall, within sixty (60) days after receipt of such notice, purchase and the Selling Party shall sell the Offered Interest on the terms specified in the offer. Notwithstanding anything herein to the contrary, in the event the Purchasing Partners fail to elect to purchase all of the Offered Interest, they shall not have the right to purchase any part of the same hereunder and Managing Partner shall notify the Selling Party of the Remaining Partners' election not to purchase the Offered Interest.

         (c) Effect of Reelection of Offered Interest. For a period of ninety
(90) days after its receipt of notice rejecting its offer to sell its Partnership Interest, the Selling Party shall have the right to sell the Offered Interest to any third party on the terms set forth in the above Notice; provided, however, that such sale shall, nevertheless, be subject to the provisions of Article XI of this Partnership Agreement. In the event the Selling Party desires to sell all or any part of the Offered Interest more than ninety
(90) days after the same has been offered to and rejected by the other Partners or at any time on terms which are different in any material respect from those previously offered to the Remaining Partners, such interest shall again be offered to the Remaining Partners in the manner provided above.

         (d) Allocation of Preferential Right Among Remaining Partners. For purposes of this Section 11.02, a Partner's proportionate share of the Offered Interest shall be equal to such Partner's Sharing Ratio divided by the sum of the Sharing Ratios of all Partners having the right to participate in the acquisition of the Offered Interest. Similarly, in the event a portion of the Offered Interest is reoffered to the Purchasing Partners for a period of five
(5) days, each Purchasing Partner's proportionate share of the interest being reoffered shall be equal to such Partner's Sharing Ratio divided by the sum of the Sharing Ratios of all Partners to whom such interest is being reoffered.

         (e) Miscellaneous. The provisions of this paragraph shall not apply to the creation of a lien on any Partnership Interest but shall apply to any sale incident to the foreclosure of any such lien. The Partnership Interest of any Assignee shall be subject to the provisions of this section but no Assignee shall have the right to participate in the purchase of an Offered Interest hereunder, and any Remaining Partner which has conveyed all or a portion of its Partnership Interest to an Assignee hereunder shall be deemed to own the Sharing Ratio of its Assignee for purposes of this Section 11.02.

         11.03 DISPOSITIONS NOT IN COMPLIANCE WITH THIS ARTICLE VOID.

         Any attempted Disposition of a Partnership Interest, or any part thereof, other than in accordance with Sections 11.01 and 11.02 shall be, and is declared to be, null and void ab initio.

                                  ARTICLE XII
                            DISSOCIATION OF A PARTNER

         12.01 DISSOCIATION.

         Except upon the transfer of a Partner's entire Partnership Interest and the admission of such Partner's transferee into the Partnership as a Substitute Partner, a Partner shall not have the right to voluntarily retire, dissociate or withdraw from the Partnership. A Person shall cease to be a Partner upon the happening of any of the following events:

                  (a) the Partner's becoming a Bankrupt Partner;

                  (b) in the case of a Partner that is a separate Entity other than a corporation, the dissolution and commencement of winding up of the separate Entity;

                  (c) in the case of a Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

                  (d) the transfer of all of a Partner's Partnership Interest to an Assignee and the admission of the Assignee as a Substitute Partner; or

                  (e) any other event of Dissociation under the Act.

         12.02 PURCHASE OF DISSOCIATED PARTNER'S PARTNERSHIP INTEREST.

         Upon the Dissociation of a Partner by reason other than Section 12.01(d), when and if the Remaining Partners elect to continue the business of the Partnership, a Majority of the Remaining Partners shall, subject to the provisions of the Act, elect one of the two following provisions:

                  (a) The Dissociated Partner's Partnership Interest shall be purchased by the Partnership for a purchase price equal to the aggregate fair market value of the Partner's Interest determined according to the provisions of Section 12.03. The purchase price of such interest shall be paid by the Partnership to the Dissociated Partner in cash within sixty (60) days of determination of the aggregate fair market value or, at the Partnership's option, said debt may be evidenced by a promissory note bearing interest at a fixed annual rate equal to the prime rate then being charged by Norwest Bank Colorado, N.A., which shall in the absence of prepayment (which shall be permitted at any time without penalty) be due and payable upon the earlier of (i) expiration of five years or (ii) the sale or other disposition of all of the Partnership's Property; or

                  (b) The Dissociated Partner, or assignee of Dissociated Partner's Partnership Interest, shall hold the Dissociated Partner's Partnership Interest as an Assignee.

         12.03 PURCHASE PRICE OF DISSOCIATED PARTNER'S PARTNERSHIP INTEREST.

         The fair market value of a Partner's Interest to be purchased by the Partnership pursuant to Section 12.02 shall be determined by agreement between the Dissociated Partner (or the assignee of the Dissociated Partner's Partnership Interest, as the case may be) and the Partnership, which agreement is subject to approval by a Majority of the Remaining Partners. For this purpose, the fair market value of the Dissociated Partner's Partnership Interest shall be computed as the amount which could reasonably be expected to be realized by such Partner upon the sale of the Partnership's Property in the ordinary course of business at the time of Dissociation. If the Dissociated Partner (or the assignee of the Dissociated Partner's Partnership Interest, as the case may be) and the Partnership cannot agree upon the fair market value of such Partnership Interest within thirty (30) days, the fair market value thereof shall be determined by appraisal, the Partnership and the terminated Partner each to choose one appraiser and the two appraisers so chosen to choose a third appraiser. The decision of a majority of the appraisers as to the fair market value of such Partnership Interest shall be final and binding and may be enforced by legal proceedings. The Dissociated Partner and the Partnership shall each compensate the appraiser appointed by it and the compensation of the third appraiser shall be borne equally by such parties.

         12.04 DAMAGES.

         The provision set forth herein shall not affect any claim for damages the Partnership may have against the Dissociated Partner if such Dissociation is in violation of this Partnership Agreement. The Partnership shall have the right to offset any payments due under this Article by any damages that the Partnership may incur as a result of a Dissociation of a Partner in contravention of this Partnership Agreement.

                                  ARTICLE XIII
                 ADMISSION OF ASSIGNEES AND ADDITIONAL PARTNERS

         13.01 RIGHTS OF ASSIGNEES.

         The Assignee of a Partnership Interest has no right to participate in the management of the business and affairs of the Partnership or to become a Partner. The Assignee is only entitled to receive the Distributions and return of capital, and to be allocated the Net Profits and Net Losses attributable the Partnership Interest.

         13.02 ADMISSION OF SUBSTITUTE PARTNERS. An Assignee of a Partnership Interest shall be admitted as a Substitute Partner and admitted to all the rights of the Partner who initially assigned the Partnership Interest, only with the approval, which may be withheld in their sole and absolute discretion, of a Majority of the Remaining Partners.

         13.03 ADMISSION OF ADDITIONAL PARTNERS.

         The Partners may admit Additional Partners and determine the Capital Contribution of such Partners.

                                  ARTICLE XIV
                           DISSOLUTION AND WINDING UP

         14.01 DISSOLUTION.

         The Partnership shall be dissolved and its affairs wound up, upon the first to occur of the following events:

                  (a) the expiration of the Term;

                  (b) the written consent of two or more Partners having Sharing Ratios totaling seventy-five percent (75%) or more;

                  (c) the Dissociation of any Partner, unless the business of the Partnership is continued with the consent of two or more Remaining Partners holding Sharing Ratios totaling at least seventy-five percent (75%) of the Sharing Ratios of all the Remaining Partners determined as of the date of the dissociation.

         14.02 EFFECT OF DISSOLUTION.

         Upon dissolution, a Majority of the Remaining Partners shall designate one of the Partners to act as the Liquidator of the Partnership. The Partnership shall cease carrying on as distinguished from the winding up of the Partnership's business, but the Partnership is not terminated, but continues until the winding up of the affairs of the Partnership is completed. The Liquidator shall have exclusive authority to wind up the Partnership's business and distribute the Partnership's assets.

         14.03 DISTRIBUTION OF ASSETS ON DISSOLUTION.

         Upon the winding up of the Partnership, the Partnership's Property shall be distributed by the Liquidator in the following manner:

                  (a) to creditors of the Partnership, including Partners who are creditors, to the extent permitted by law, in satisfaction of Partnership Liabilities;

                  (b) Partners in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Partnership's taxable year in which the liquidation occurs. Liquidation proceeds shall be paid within sixty (60) days of the end of the Partnership's taxable year or, if later, within ninety (90) days after the date of liquidation. Such distributions shall be in cash or Property or partly in both, as determined by the Managing Partner. Unless otherwise agreed, each such class of Property distributed shall be distributed proportionately among the Partners in accordance with their respective capital account balances as above provided.

                                   ARTICLE XV
                                    AMENDMENT

Amendment or Modification of Partnership Agreement.

         This Partnership Agreement may be amended or modified from time to time only by a written instrument executed by two (2) or more Partners having Sharing Ratios totaling at least seventy-five percent (75%), but, without the written consent of each Partner adversely affected thereby (the Affected Partner), no amendment of this Partnership Agreement shall be made that: (i) increases the obligations of the Affected Partner to make contributions, (ii) alters the allocation to the Affected Partner for tax purposes of any items of income, gain, loss, deduction or credit, or (iii) alters the manner of computing the distributions of the Affected Partner. Notwithstanding any other provision of this Partnership Agreement, the provisions of this Article may not be amended without the consent of all Partners.

                                  ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

         16.01 ENTIRE AGREEMENT.

         This Partnership Agreement represents the entire agreement among all the Partners and between the Partners and the Partnership.

         16.02 RIGHTS OF CREDITORS AND THIRD PARTIES UNDER PARTNERSHIP
AGREEMENT.

         This Partnership Agreement is entered into among the Partnership and the Partners for the exclusive benefit of the Partnership, the Partners, and their successors and assignees. This Partnership Agreement is expressly not intended for the benefit of any creditor of the Partnership or any other person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Partnership Agreement, Admission Agreement or any agreement between the Partnership and any Partner with respect to any Capital Contribution or otherwise.

         16.03 NOTICES.

         Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally in writing to the party to whom the same is directed or, if sent by private overnight delivery service or registered or certified mail, postage and charges prepaid, or by facsimile, addressed to such party's address as shown on Exhibit "A" of this Agreement. Any such notice shall be deemed to be given only on the date of receipt by the notified party. Any Partner may change its address for notice purposes by giving each of the other Partners at least ten (10) days prior written notice of such change.

         16.04 APPLICATION OF WYOMING LAW.

         This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Wyoming.

         16.05 ENTIRE AGREEMENT.

         This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Partnership.

         16.06 WAIVER OF ACTION FOR PARTITION.

         Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property owned by the Partnership.

         16.07 COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JONAH PIPELINE COMPANY,                     GREEN RIVER PIPELINE LIMITED
a Michigan corporation                      LIABILITY COMPANY, a Wyoming
                                            limited liability company

By: /s/ Pauline E. Dooham                   By: /s/ John W. Martin
    ------------------------------------       ---------------------------------
       Pauline E. Doohan                       John W. Martin, President of
       Attorney-in-Fact                        McMurry Oil Company, Manager

STATE OF COLORADO                        )
CITY AND                                 )   ss.
COUNTY OF DENVER                         )

         SUBSCRIBED AND SWORN to before me by Pauline E. Doohan as Attorney-in-Fact for Jonah Pipeline Company, a Michigan corporation, on behalf of the corporation, this 19th day of June, 1996.

         WITNESS MY HAND AND OFFICIAL SEAL.

My Commission Expires:

         10/5/1998                             /s/ Kay A. Kisner
---------------------------                 ------------------------------------
                                               Notary Public
                                               Address: 1775 Sherman, #1400
                                               Denver, CO 80203

STATE OF COLORADO                        )
CITY AND                                 )   ss.
COUNTY OF DENVER                         )

         SUBSCRIBED AND SWORN to before me by John W. Martin as President of McMurry Oil Company, Manager, on behalf of Green River Pipeline Limited Liability Company, this 19th day of June, 1996.

         WITNESS MY HAND AND OFFICIAL SEAL.

My Commission Expires:

         10/5/1998                             /s/ Kay A. Kisner
---------------------------                    ---------------------------------
                                               Notary Public
                                               Address: 1775 Sherman, #1400
                                               Denver, CO 80203

                       ASSIGNMENT OF PARTNERSHIP INTERESTS

         This ASSIGNMENT OF PARTNERSHIP INTERESTS (the "Assignment Agreement") is made and entered into as of September 28th, 2001, by and among Green River Pipeline, LLC, a Wyoming limited liability company ("Green River"), McMurry Oil Company, a Wyoming corporation ("MOC"), TEPPCO GP, Inc., a Delaware corporation ("TGP"), and TEPPCO Midstream Companies, L.P., a Delaware limited partnership ("TMC").

                                   WITNESSETH:

         WHEREAS, Green River and MOC own 100% of the Partnership Interests (as defined in the Partnership Agreement, which is hereinafter defined) of Jonah Gas Gathering Company, a Wyoming general partnership (the "Company"), pursuant to the Jonah Gas Gathering Company Agreement of Partnership dated June 20, 1996 (the "Partnership Agreement") entered into by and between Green River and Jonah Pipeline Company, whose interest therein was previously acquired by MOC;

         WHEREAS, Green River, MOC and TEPPCO Partners, L.P., a Delaware limited partnership ("TEPPCO"), entered into that certain Purchase and Sale Agreement dated September 7, 2001 (the "Purchase and Sale Agreement"), in which Green River and MOC agreed to sell and convey to TEPPCO, and TEPPCO agreed to purchase from Green River and MOC, 100% of the Partnership Interests;

         WHEREAS, TEPPCO has agreed to assign the right to acquire 0.001% of the Partnership Interests to TGP and the right to acquire 99.999% of the Partnership Interests to TMC pursuant to an Assignment and Assumption of Contract Rights of even date herewith; and

         WHEREAS, Green River, MOC, TGP and TMC desire to enter into this Assignment Agreement to effect and evidence the conveyance by Green River and MOC to TGP to 0.001% of the Partnership Interests and to TMC of 99.999% of the Partnership Interests.

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration payable under and pursuant to the Purchase and Sale Agreement, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree to the following:

                  (1) Assignment. (a) Effective as of the Effective Date (as
                      defined in the Purchase and Sale Agreement), Green River and MOC hereby assign to (i) TGP, its successors and assigns, and TGP hereby accepts and assumes all of Green River's and MOC's right, title and interest in and to, 0.001% of their respective Partnership Interests in the Company and (ii) TMC, its successors and assigns, and TMC hereby accepts and assumes all of Green River's and MOC's right, title and interest in and to, 99.999% of their respective Partnership Interests in the Company.

                  (b) Upon consummation of the assignment set forth above in
                  Section 1(a), each of TGP and TMC shall be admitted as s Substitute Partner of the Company.

                  (2) Assumption and Release. TGP and TMC shall (i) assume all obligations under the Partnership Agreement attributable to time periods after the Effective Date; and (ii) release MOC and Green River, their successors, assigns and affiliates from any rights or claims under or pursuant to the Partnership Agreement that may be due or owing, or that may be attributable to time periods on or prior to the Effective Date.

                  (3) Governing Law. This Assignment Agreement shall be governed by and interpreted in accordance with the laws of the State of Wyoming without giving effect to principles thereof relating to conflicts of law rules that would direct the application of the laws of another jurisdiction.

                  (4) Continuing Obligation. The parties to this Assignment
                      Agreement acknowledge and agree that nothing in this Assignment Agreement shall be deemed to relieve, supersede, restrict, impair or diminish any obligations contained in the Purchase and Sale Agreement of Green River and MOC to TEPPCO nor of TEPPCO to Green River and MOC.

                  (5) Modification; Waiver. This Assignment Agreement shall not be modified or waived except by an instrument signed by the parties to this Assignment Agreement.

                  (6) Counterparts. This Assignment Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

                  (7) Purchase and Sale Agreement. This Assignment Agreement is
                      subject to the terms of the Purchase and Sale Agreement.

                         [signatures on following page]

         IN WITNESS WHEREOF, this Assignment Agreement has been signed by a duly authorized officer of each of the parties as of the date first above written.

                                        GREEN RIVER PIPELINE, INC.



                                        By: /s/ Roger J. Biemans
                                               ---------------------------------
                                        Name:  Roger J. Biemans
                                        Title: President of Fort Collins
                                               Consolidated Royalties, Inc.
                                               Member of Green River Pipeline,
                                               LLC


                                        By: /s/ Roger J. Biemans
                                            ------------------------------------
                                        Name:  Roger J. Biemans
                                        Title: President of McMurry Oil Company,
                                               Member of Green River Pipeline,
                                               LLC

                                        MCMURRY OIL COMPANY



                                        By: /s/ Roger J. Biemans
                                            ------------------------------------
                                        Name:  Roger J. Biemans
                                        Title: President

                                        TEPPCO GP, INC.



                                        By: /s/ Michael J. Bradley
                                            ------------------------------------
                                        Name:  Michael J. Bradley
                                        Title: Agent and Attorney-in-Fact

                                        TEPPCO MIDSTREAM COMPANIES, L.P., BY
                                        TEPPCO GP, INC., ITS GENERAL PARTNER



                                        By: /s/ Michael J. Bradley
                                            ------------------------------------
                                        Name:  Michael J. Bradley
                                        Title: Agent and Attorney-in-Fact